EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-06004 on Form S-8, and Registration Statement Nos. 333-41808 and 333-64161 on Form S-8, of our reports dated June 21, 2012, relating to the financial statements and supplemental schedule appearing on Form 11-K of Exelis Salaried Investment and Savings Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Stamford, CT

June 21, 2012